UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               FORM 8-K/A (NO. 2)

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 8, 2010


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

 FLORIDA                                000-30392                13-4172059
 -------                                ---------                ----------
 (STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 OF INCORPORATION)                                             IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))






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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 4, 2011, the Company's wholly owned subsidiary ESW Canada, Inc. received a fourth waiver of certain financial covenants under its Demand Credit Agreement dated March 10, 2010 (the "Credit Agreement") from its commercial lender. Without the waiver, the Company's subsidiary would not be in compliance with the Current Ratio and Effective Tangible Net Worth covenants as set forth in the Credit Agreement. The fourth waiver provided by the commercial lender extends the waiver period from January 31, 2011 through February 14, 2011 and also provides for a fee payable to the lender for the extension as well as requiring the elimination of any margin deficit by February 14, 2011. In the event the Company and its subsidiary ESW Canada fail to comply with the terms of the waiver and meet the current ratio and effective tangible net worth covenants prior to the end of the waiver period, same will constitute an event of default as set forth in the Credit Agreement unless a further waiver or modification to the Credit Agreement can be obtained.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: February 4, 2011

                                   By: /s/ David J. Johnson
                                       ---------------------
                                           David J. Johnson
                                           Chief Executive Officer and President